Exhibit 99.1

                                [GRAPHIC OMITTED]
                   1140 PEARL STREET, BOULDER, COLORADO 80302

NEWS RELEASE for April 17, 2006 at 7:30 AM EDT
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CONTACTS FOR INCENTRA SOLUTIONS:
  Allen & Caron Inc.                    Incentra Solutions, Inc.
  Jill Bertotti (investors)             Thomas P. Sweeney III
  jill@allencaron.com                   Chairman and CEO
  Brian Kennedy (financial media)       (303) 449-8279
  brian@allencaron.com
  (949) 474-4300

            INCENTRA SOLUTIONS ACQUIRES NST, INC., LEADING SOLUTIONS
                     PROVIDER/SYSTEMS INTEGRATOR IN CHICAGO

     FURTHER EXPANDS DISTRIBUTION AND MARKET REACH FOR FULL RANGE OF LEADING
                         STORAGE AND SECURITY SOLUTIONS

BOULDER, CO, APRIL 17, 2006 - Incentra Solutions, Inc. (OTCBB: ICNS) today announced that it has acquired for a combination of cash, an unsecured promissory note and common stock privately-held NST, Inc. of Lombard, IL (www.nst-inc.com). A leading solutions provider in the greater Chicago area and in the central region, NST markets storage, networking and security solutions, as well as professional services to customers in the financial services, healthcare, education, non-profit and manufacturing verticals. NST will operate as a wholly-owned subsidiary of Incentra Solutions and continue to be managed by its President Joseph Graziano who will report directly to Incentra Solutions President and Chief Operating Officer Shawn O'Grady. NST will continue to be based in its offices in Lombard.

NST sales for the 12 months ended December 31, 2005 were approximately $25 million. The acquisition of the NST business adds 30 professionals and more than 300 customers to Incentra's existing operations and is expected to be immediately accretive. Incentra Solutions Chairman and CEO Thomas P. Sweeney said the acquisition of NST furthers Incentra's strategy to substantially grow revenues by expanding its market reach throughout the U.S. by acquiring systems integrators with existing direct sales organizations serving the enterprise market.

With the completion of the NST acquisition, Incentra has opened seven new markets in the past five quarters, including Seattle, Portland, Boise, San Diego, Orange County, Las Vegas and Chicago. The Company also expects to increase its sales and engineering headcount in London, the Bay Area of California, Denver and Dallas to meet current and future customer demand for its products and services.

 "The NST acquisition positions Incentra Solutions to further penetrate the central region of the United States with an established solutions provider," Sweeney said. "In addition to the substantial increase in revenue and the profit contribution NST brings to Incentra, we expect an immediate benefit for NST and its customers from such Incentra products and services as First Call and Enhanced First Call suppport services and our GridWorks remote monitoring and management system."

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INCENTRA  SOLUTIONS  ACQUIRES  NST,  INC.,  LEADING  SOLUTIONS
PROVIDER/SYSTEMS INTEGRATOR IN CHICAGO
PAGE 2-2-2

NST has built a solid track record of delivering high quality products, services and support and has established a respected and loyal customer base. "Combining Incentra Solutions managed services, storage products and engineering expertise with NST's offerings provides the opportunity to take a larger percentage of the total spend per project and increases our capability to solve customers' on-going operations and outsourcing needs," Sweeney added .

"In the past 10 years NST has thrived by offering best of breed products and services to our customers," Graziano said. "Adding the leadership and unique solutions that Incentra brings to the table enhances what we can deliver to our customers. With the synergy of our storage expertise and Incentra's expanded storage services and 24x7 Storage Network Operations center, we can now increase the scope of our product offerings including an expanded support and engineering organization and remote monitoring and backup services. This will provide new revenue opportunities in the near-term with our current customer base and provide us additional competitive advantages for solid long term growth."

The purchase price of NST consisted of $5.5 million in cash, $1.5 million in unsecured debt and 1.0 million shares of Incentra Solutions common stock at closing. The shares are subject to a two year lock-up provision. In addition, the former shareholders have the opportunity to earn additional shares of Incentra common stock based upon achieving certain earn out requirements specific to EBITDA performance during the earn out period.

Pagemill Partners headquartered in the San Francisco Bay Area advised Incentra Solutions regarding the acquisition. The required financing was provided by Laurus Funds out of New York.

ABOUT INCENTRA SOLUTIONS, INC.
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Incentra Solutions, Inc. (www.incentrasolutions.com, OTCBB:ICNS) is a provider of complete IT & storage management solutions to enterprises, managed service providers and broadcasters worldwide. Incentra's complete solution includes professional services, hardware & software products with first call support, IT outsourcing solutions and financing options. To the broadcast market, Incentra delivers complete digital archive management and transcoding solutions built on its IT and storage expertise and offerings.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS
---------------------------------------------
CERTAIN INFORMATION DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS AT THE TIME MADE, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO UNPREDICTABLE AND UNANTICIPATED RISKS, TRENDS AND UNCERTAINTIES SUCH AS THE COMPANY'S INABILITY TO ACCURATELY FORECAST ITS OPERATING RESULTS; THE COMPANY'S POTENTIAL INABILITY TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB AND CURRENT REPORTS ON FORM 8-K. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.